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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports on the financial statements of the Tax-Exempt New York Money Market Fund and the statement of net assets of the Investors Municipal Cash Fund - Investors Florida Municipal Cash Fund, - Investors New Jersey Municipal Cash Fund and - Investors Pennsylvania Municipal Cash Fund dated May 16, 1997 and May 8, 1997, respectively, in the Registration Statement (Form N-1A) and their incorporation by reference in the related Prospectus and Statement of Additional Information of Investors Municipal Cash Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-34819) and this Amendment No. 10 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6108).




                                                        ERNST & YOUNG LLP


Chicago, Illinois
November 18, 1997